Exhibit 10.62

AMENDED AND RESTATED SUBORDINATION AGREEMENT

THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "Agreement") is effective as of the 30th day of March, 2016, by and between Maverick Medical Group, Inc. ("RBO") and Apollo Medical Management, Inc. ("Lender") with reference to the following facts:

RECITALS

A.           RBO is currently operating as a Risk-Bearing Organization pursuant to the Knox- Keene Health Care Service Plan Act of 1975, as amended (the "Act").

B.           The Department of Managed Health Care of the State of California ("DMHC") requires RBO to meet the financial solvency requirements as defined in and calculated pursuant to the Act and rules and regulations promulgated thereunder (the "Rules"). The financial solvency requirements include those found in California Health and Safety Code section 1375.4 and sections 1300.75.4 through 1300.75.4.8 of Title 28, California Code of Regulations.

C.           In order to assist RBO in meeting the financial solvency requirements of the Act and Rules, Lender has loaned or will, with the execution of this Agreement, loan to RBO, from time to time, an amount or amounts not to exceed Two Million Dollars ($2,000,000) outstanding at any one time (the "Loan"), under the terms and conditions specified in that certain Intercompany Revolving Loan Agreement dated as of February 1, 2013 (the "Original Agreement"), as amended by Amendment No.l to Intercompany Revolving Loan Agreement dated as of March 28,2014 and Amendment No. 2 to Intercompany Revolving Loan Agreement dated as of March 30, 2016 (collectively, the "Amended Loan Agreement"), attached hereto as Exhibit "A" and incorporated herein by this reference.

D.           The governing body of Lender has approved the Amendment Loan Agreement and this Agreement.

E.           To comply with the requirements of the Act and the Rules, it is necessary for Lender to irrevocably and fully subordinate all right, title and interest to receive payment of principal and interest on the Loan under the terms of the Note to all other present and future creditors of RBO.

AGREEMENT

RBO and Lender hereby agree as follows:

1.          Lender hereby irrevocably and fully subordinates all right, title and interest in and to repayment of the Loan as evidenced by the Amended Loan Agreement to all other present and future creditors of RBO.

2.          Lender agrees that the payment by RBO of principal and interest of the Loan to Lender under the terms of the Amended Loan Agreement will be suspended and will not mature when, excluding the liability of RBO to pay Lender principal and interest on the Loan, if after giving effect to the payment, RBO would not be in compliance with the financial solvency requirements, as defined in and calculated under the Act and Rules.

3.          Lender agrees that, in the event of the liquidation or dissolution of RBO, the payment by RBO of principal and interest to Lender on the Loan is fully subordinated and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of RBO.

4.          The terms of the Amended Loan Agreement and the Loan are subject to the terms of this Agreement. To the extent that the terms of the Amended Loan Agreement and the Loan are in conflict with this Agreement, the terms of this Agreement will control.

5.          This Agreement amends and restates in its entirety that certain Subordination Agreement dated June 27,2014 between RBO and Lender (the "Original Subordination Agreement"); accordingly, pursuant to paragraph 5 of the Original Subordination Agreement, this Agreement and the Amended Loan Agreement are subject to the prior written consent of the Director of DMHC. Once consent to by the Director of DMHC and executed by the parties hereto, this Agreement may not be cancelled, terminated, rescinded or amended by mutual consent or otherwise, without the prior written consent of the Director of the Department of Managed Health Care of the State of California.

6.          This Agreement embodies the entire agreement between RBO and Lender as to the subject of this Agreement and no other document regarding the Loan, the Amended Loan Agreement or this Agreement has been or will be executed without the prior written consent of the Director of DMHC.

7.          The provisions of this Agreement are binding upon RBO and Lender, and their respective successors and assigns.

8.          This Agreement is made under, and will be governed by, the laws of the State of California in all respects.

9.          Lender hereby represents and warrants that the execution of this Agreement has been authorized by a valid board resolution.

IN WITNESS WHEREOF, the authorized representatives of the parties hereby execute this Agreement.

RBO		LENDER

By:	/s/ Mark Marten	By:	/s/ Warren Hosseinion
Name:	Mark Marten	Name:	Warren Hosseinion
Title:	CEO	Title:	CEO
Date:	May 2, 2016	Date:	May 2, 2016